UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 2, 2006
Encysive Pharmaceuticals Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-20117	13-3532643

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4848 Loop Central Drive, Suite 700, Houston, Texas (Address of principal executive offices)	77081 (Zip Code)
Registrant’s telephone number, including area code: 713-796-8822
Not Applicable

(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01     Other Events.
     On June 2, 2006, Encysive Pharmaceuticals Inc. (the “Company”) announced that the Committee for Medicinal Products for Human Use (CHMP) of the European Agency for the Evaluation of Medicinal Products (EMEA) issued a positive opinion recommending the approval of Thelin™ (sitaxentan sodium) 100 mg tablets as a once daily oral treatment for patients with pulmonary arterial hypertension (PAH).
     The CHMP recommended approval of Thelin for the treatment of patients with PAH classified as World Health Organization (WHO) functional class III, to improve exercise capacity. Efficacy has been shown in primary pulmonary hypertension and in pulmonary hypertension associated with connective tissue disease.
     The CHMP’s positive opinion will now be considered by the European Commission, which is expected to issue a final decision regarding marketing approval for Thelin within approximately 90 days. Under the EMEA’s centralized licensing procedure, if approved, Encysive would be granted marketing authorization for Thelin in all 25 member states of the European Union.
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SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENCYSIVE PHARMACEUTICALS INC. (Registrant)
Date: June 2, 2006	/s/ Paul S. Manierre
Paul S. Manierre
Vice President and General Counsel